Exhibit 99.1
Capri Holdings Limited Announces Third Quarter Fiscal 2026 Results
Revenue and Earnings Per Share Exceed Expectations
Reduced Net Debt to $80M at Quarter End
London — February 3, 2026 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of Fiscal 2026 ended December 27, 2025.
Third Quarter Fiscal 2026 Highlights from Continuing Operations
•Revenue decreased 4.0% on a reported basis and 5.9% in constant currency
•Operating margin was 4.5%; adjusted operating margin was 7.7%
•Earnings per share were $0.47; adjusted earnings per share were $0.81

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We were pleased with our third quarter performance which exceeded our expectations. Across both Michael Kors and Jimmy Choo we continue to advance our strategic initiatives to position our iconic brands for long-term success. Looking ahead, we remain confident that these strategies will support a return to growth in fiscal 2027 as well as establish the groundwork for sustainable performance well into the future."

Mr. Idol continued, "Recently we completed the sale of Versace which was a thoughtful decision to strengthen our financial foundation, ensuring we have the flexibility to support Michael Kors and Jimmy Choo’s strategic initiatives and enhance long‑term shareholder value. The proceeds from the sale were used to significantly reduce our debt levels and we ended the quarter with $80 million of net debt."

Third Quarter Fiscal 2026 Results
Financial Results and Non-GAAP Reconciliation
The Company's results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
As previously disclosed, on April 10, 2025, the Company and Prada S.p.A. (“Prada”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby Prada agreed to acquire certain subsidiaries of the Company which operate the Company’s Versace business. As a result, the Company determined that the held for sale and discontinued operations criteria had been met and the Company classified the results of operations and cash flows of its Versace business as discontinued operations in its consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows for all periods presented. The related assets and liabilities associated with the discontinued operations are classified as held for sale in the consolidated balance sheets as of March 29, 2025 and December 28, 2024. On December 2, 2025, the Company completed the sale of its Versace business. Unless otherwise noted, the discussion below including analysis of financial condition and results of operations relates only to continuing operations.
Overview of Capri Holdings Third Quarter Fiscal 2026 Results
•Total revenue of $1.025 billion decreased 4.0% compared to last year. On a constant currency basis, total revenue decreased 5.9%.
•Gross profit was $623 million and gross margin was 60.8%, compared to $674 million and 63.1% in the prior year. Underlying gross margins expanded 70 basis points, offset by higher than anticipated tariffs.
•Income from operations was $46 million and operating margin was 4.5%, compared to income from operations of $26 million and operating margin of 2.4% in the prior year. Adjusted income from operations was $79 million and adjusted operating margin was 7.7%, compared to $97 million and 9.1% in the prior year.
•Net income was $57 million, or $0.47 per diluted share, compared to net income of $6 million, or $0.05 per diluted share, in the prior year. Adjusted net income was $98 million, or $0.81 per diluted share, compared to $74 million, or $0.63 per diluted share, in the prior year.
•Net inventory as of December 27, 2025 was $663 million, a 6.5% decrease compared to the prior year.
•Cash flow provided by operating activities for the third quarter was $271 million, while capital expenditures were $19 million, resulting in free cash flow of $252 million.
•Cash and cash equivalents totaled $154 million, and total borrowings outstanding were $234 million, resulting in net debt of $80 million as of December 27, 2025 versus $1.17 billion as of December 28, 2024.
Michael Kors Third Quarter Fiscal 2026 Results
•Michael Kors revenue of $858 million decreased 5.6% on a reported basis and 7.3% on a constant currency basis.
•Michael Kors gross profit was $512 million and gross margin was 59.7%, compared to $569 million and 62.6% in the prior year.
•Michael Kors operating income was $119 million and operating margin was 13.9%, compared to $147 million and 16.2% in the prior year.

Jimmy Choo Third Quarter Fiscal 2026 Results
•Jimmy Choo revenue of $167 million increased 5.0% on a reported basis and 1.9% on a constant currency basis.
•Jimmy Choo gross profit was $111 million and gross margin was 66.5%, compared to $105 million and 66.0% in the prior year.
•Jimmy Choo operating income was $3 million and operating margin was 1.8%, compared to an operating loss of $6 million and operating margin of (3.8)% in the prior year.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis, and is based on continuing operations only. Financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including changes in global macroeconomic conditions, incremental tariff rates in excess of our assumptions, greater than anticipated inflationary pressures or weakening consumer confidence, and further considerable fluctuations in foreign currency exchange rates.

Fiscal Year 2026 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $3.45 to $3.475 billion
•Operating income of approximately $100 million
•Net interest income of approximately $85 to $90 million
•Effective tax rate in the low- to mid-teens range
•Weighted average diluted shares outstanding of approximately 120 million
•Diluted earnings per share of approximately $1.30 to $1.40
•Capital expenditures of approximately $100 million
For Michael Kors, the Company expects the following:
•Total revenue of approximately $2.86 to $2.875 billion
•Operating margin in the high-single-digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $590 to $600 million
•Operating margin in the negative low-single-digit range

The Company is unable to provide a reconciliation of the non-GAAP financial outlook to the corresponding GAAP measures presented in this press release and on the Company’s conference call without unreasonable effort due to the challenge in quantifying various significant items, including, but not limited to, foreign currency fluctuations, taxes, increased tariffs, and any future restructuring and other charges and expenses.
Conference Call Information
A conference call to discuss third quarter Fiscal 2026 results is scheduled for today, February 3, 2026 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company's website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 10, 2026. To access the telephone replay, listeners should dial 1 (844) 512-2921 or 1 (412) 317-6671 for international callers. The access code for the replay is 13755476. A replay of the webcast will also be available within two hours of the conclusion of the call.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. The Company believes presenting metrics on a constant currency basis will help investors to understand the effect of significant year-over-year foreign currency exchange rate fluctuations and provide a framework to assess how business is performing and expected to perform excluding these effects. We calculate constant currency measures and the related foreign currency impacts by translating the current year's reported amounts into comparable amounts using prior year's foreign exchange rates for each currency. All constant currency performance measures discussed in this press release should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. The Company also presents free cash flow, which is a non-GAAP measure and is calculated by taking net cash provided by operating activities less capital expenditures for the period. The Company believes that free cash flow is an important liquidity measure of cash that is available after giving effect to our capital and strategic plans, and that it is useful to investors because it measures the Company's ability to generate cash. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain one-time, non-recurring costs associated with reserves related to a wholesale customer bankruptcy, restructuring activities, our store renovation plan, merger and divestiture transactions, impairment charges and Capri transformation initiatives. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items, which are not comparable from period to period, helps investors compare operating and financial performance in a manner consistent with management's evaluation of ongoing business performance. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic brands Michael Kors and Jimmy Choo. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, "forward-looking statements." Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "plans", "believes", "expects", "intends", "will", "should", "could", "would", "may", "anticipates", "might" or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include but are not limited to, macroeconomic pressures and general uncertainty regarding the overall future economic environment, the imposition or threat of imposition of new or additional duties, tariffs or trade restrictions on the importation of our products; changes in fashion, consumer traffic and retail trends; fluctuations in demand for our products; loss of market share and increased competition; risks associated with operating in international markets and global sourcing activities, including currency fluctuations, disruptions or delays in manufacturing or shipments; departure of key employees or failure to attract and retain highly qualified personnel; levels of cash flow and future availability of credit, Capri's ability to successfully execute its growth strategies or cost reduction measures; the risk of cybersecurity threats and privacy or data security breaches; reductions in our wholesale channel; high consumer debt levels, recession and inflationary pressures and general economic, political, business or market conditions; the impact of epidemics, pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; acts of war and other geopolitical conflicts; the risk of any litigation relating to the Company's previously proposed merger with Tapestry, Inc., the termination of the merger agreement and/or public disclosures related thereto; as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Total revenue	$1,025	$1,068	$2,678	$2,794
Cost of goods sold	402	394	1,031	1,038
Gross profit	623	674	1,647	1,756
Total operating expenses	577	648	1,597	1,725
Income from continuing operations	46	26	50	31
Other income, net	—	—	(1)	—
Interest income, net	(9)	(8)	(44)	(22)
Foreign currency loss (gain)	—	15	(2)	8
Income from continuing operations before income taxes	55	19	97	45
(Benefit) provision for income taxes	(2)	13	18	(8)
Net income from continuing operations	57	6	79	53
Net income (loss) from discontinued operations, net of tax	59	(552)	62	(588)
Net income (loss)	116	(546)	141	(535)
Less: Net income attributable to noncontrolling interest from continuing operations	—	1	—	2
Net income (loss) attributable to Capri	$116	$(547)	$141	$(537)

Weighted average ordinary shares outstanding:
Basic	119,852,277	118,543,746	119,479,642	118,150,485
Diluted	120,600,670	118,600,375	119,968,901	118,544,856
Net income (loss) per ordinary share attributable to Capri:
Basic from continuing operations	$0.47	$0.05	$0.66	$0.44
Basic from discontinued operations	0.49	(4.66)	0.52	(4.98)
Basic per ordinary share	$0.96	$(4.61)	$1.18	$(4.54)

Diluted from continuing operations	$0.47	$0.05	$0.66	$0.44
Diluted from discontinued operations	0.49	(4.66)	0.52	(4.98)
Diluted per ordinary share	$0.96	$(4.61)	$1.18	$(4.54)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 27, 2025	March 29, 2025	December 28, 2024
Assets
Current assets
Cash and cash equivalents	$154	$107	$296
Receivables, net	184	215	185
Inventories, net	663	701	709
Prepaid expenses and other current assets	218	156	158
Current assets held for sale	—	342	387
Total current assets	1,219	1,521	1,735
Property and equipment, net	373	393	402
Operating lease right-of-use assets	868	825	893
Intangible assets, net	575	582	581
Goodwill	203	199	196
Deferred tax assets	1	—	243
Other assets	94	99	122
Noncurrent assets held for sale	—	1,594	1,733
Total assets	$3,333	$5,213	$5,905
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$346	$379	$432
Accrued payroll and payroll related expenses	98	81	81
Accrued income taxes	87	66	36
Short-term operating lease liabilities	244	249	257
Short-term debt	10	24	25
Accrued expenses and other current liabilities	286	233	293
Current liabilities held for sale	—	304	306
Total current liabilities	1,071	1,336	1,430
Long-term operating lease liabilities	833	814	841
Deferred tax liabilities	74	233	193
Long-term debt	224	1,466	1,445
Other long-term liabilities	1,023	417	329
Noncurrent liabilities held for sale	—	575	596
Total liabilities	3,225	4,841	4,834
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 229,020,596 shares issued and 119,148,040 outstanding at December 27, 2025; 227,672,351 shares issued and 117,913,201 outstanding at March 29, 2025; 227,667,624 shares issued and 117,908,474 outstanding at December 28, 2024	—	—	—
Treasury shares, at cost (109,872,556 shares at December 27, 2025, 109,759,150 shares at March 29, 2025 and 109,759,150 shares at December 28, 2024)	(5,464)	(5,462)	(5,462)
Additional paid-in capital	1,506	1,476	1,466
Accumulated other comprehensive (loss) income	(375)	57	122
Retained earnings	4,438	4,297	4,942
Total shareholders’ equity of Capri	105	368	1,068
Noncontrolling interest	3	4	3
Total shareholders’ equity	108	372	1,071
Total liabilities and shareholders’ equity	$3,333	$5,213	$5,905

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED REVENUE DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Revenue by Segment and Region:

Michael Kors	The Americas	$593	$653	$1,463	$1,596
	EMEA	190	180	534	505
	Asia	75	76	221	221
Michael Kors Revenue		858	909	2,218	2,322

Jimmy Choo	The Americas	53	43	133	130
	EMEA	78	76	223	224
	Asia	36	40	104	118
Jimmy Choo Revenue		167	159	460	472

Capri	The Americas	646	696	1,596	1,726
	EMEA	268	256	757	729
	Asia	111	116	325	339
Total Capri Revenue		$1,025	$1,068	$2,678	$2,794

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Total revenue:
Michael Kors	$858	$909	$2,218	$2,322
Jimmy Choo	167	159	460	472
Total revenue	$1,025	$1,068	$2,678	$2,794

Gross profit:
Michael Kors	$512	$569	$1,330	$1,439
Jimmy Choo	111	105	317	317
Total gross profit	$623	$674	$1,647	$1,756

Selling, general and administrative expenses:
Michael Kors	$376	$403	$1,022	$1,071
Jimmy Choo	101	104	298	302
Corporate	58	30	151	152
Total selling, general and administrative expenses	$535	$537	$1,471	$1,525

Depreciation and amortization:
Michael Kors	$17	$19	$53	$59
Jimmy Choo	7	7	21	22
Corporate	6	6	16	18
Total depreciation and amortization	$30	$32	$90	$99

Income from continuing operations:
Michael Kors	$119	$147	$255	$309
Jimmy Choo	3	(6)	(2)	(7)
	122	141	253	302
Less: Corporate expenses	(64)	(50)	(167)	(169)
Impairment of assets	—	(81)	(21)	(101)
Tapestry related transaction income (costs)	—	14	—	(1)
Restructuring and other (expense) income	(12)	2	(15)	—
Total income from continuing operations	$46	$26	$50	$31

Operating margin:
Michael Kors	13.9%	16.2%	11.5%	13.3%
Jimmy Choo	1.8%	(3.8)%	(0.4)%	(1.5)%
Capri	4.5%	2.4%	1.9%	1.1%

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 27, 2025	December 28, 2024
Michael Kors	694	747
Jimmy Choo	214	224
Total number of retail stores	908	971

SCHEDULE 6
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
($ In millions)
(Unaudited)

	Three Months Ended		% Change
	December 27, 2025	December 28, 2024	As Reported	Constant Currency
Total revenue:
Michael Kors	$858	$909	(5.6)%	(7.3)%
Jimmy Choo	167	159	5.0%	1.9%
Total revenue	$1,025	$1,068	(4.0)%	(5.9)%

	Nine Months Ended		% Change
	December 27, 2025	December 28, 2024	As Reported	Constant Currency
Total revenue:
Michael Kors	$2,218	$2,322	(4.5)%	(6.0)%
Jimmy Choo	460	472	(2.5)%	(5.5)%
Total revenue	$2,678	$2,794	(4.2)%	(5.9)%

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Income from continuing operations, as reported	$46	$26	$50	$31
Adjustments:
Reserves (1)	15	—	15	—
Restructuring and other expense (income) (2)	12	(2)	15	—
Store renovation plan (3)	5	—	9	—
Transaction related costs (income) (4)	1	(14)	1	1
Impairment charges	—	81	21	101
Capri transformation (5)	—	6	8	32
Total adjustments	33	71	69	134
Income from continuing operations, as adjusted	$79	$97	$119	$165
Operating margin, as reported	4.5%	2.4%	1.9%	1.1%
Operating margin, as adjusted	7.7%	9.1%	4.4%	5.9%

Net income attributable to Capri from continuing operations, as reported	$57	$5	$79	$51
Adjustments to income from operations from above	33	71	69	134
Transaction related costs (6)	10	—	10	—
Tax effect of income from operations adjustments	(2)	(2)	(4)	(17)
Net income attributable to Capri from continuing operations, as adjusted	$98	$74	$154	$168

Weighted average basic ordinary shares outstanding	119,852,277	118,543,746	119,479,642	118,150,485
Weighted average diluted ordinary shares outstanding	120,600,670	118,600,375	119,968,901	118,544,856

Diluted net income per ordinary share from continuing operations, as reported	$0.47	$0.05	$0.66	$0.44
Net income adjustments per ordinary share	0.34	0.58	0.62	0.99
Diluted net income per ordinary share from continuing operations, as adjusted	$0.81	$0.63	$1.28	$1.43
______________________
(1)Reserves related to a one-time, non-recurring charge for accounts receivable deemed uncollectible due to the Chapter 11 bankruptcy filing of a wholesale customer during the period.
(2)Relates to costs incurred in connection with the Company's Global Optimization Plan which primarily relate to severance, lease termination and store closure costs. The costs incurred during the third quarter represent a lease termination for the final store included within this program.
(3)Primarily relates to fixed asset costs expensed as incurred associated with the Company's Store Renovation Plan for certain stores considered strategic investments and are not capitalizable.
(4)Relates to transition services agreement costs incurred by the Company in connection with the sale of Versace during Fiscal 2026 and costs associated with the previously terminated merger agreement with Tapestry during Fiscal 2025.
(5)The Capri transformation program represented a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives covered multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.
(6)Primarily relates to the costs incurred in connection with the sale of Versace within interest expense due to the extinguishment of debt, partially offset by transition services agreement related income.